SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2013

TRUETT-HURST, INC.

______________

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 Westside Road, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 433-9545

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Trademark Co-Ownership Agreement

On October 29, 2013, H.D.D. LLC (the “Company”), a subsidiary of Truett-Hurst, Inc., and Daryl R. Groom (“Groom”) entered into a Trademark Co-Ownership Agreement (the “Trademark Agreement”). Pursuant to the Trademark Agreement, Groom irrevocably assigns and transfers to the Company an undivided one-half (50%) ownership interest in all right, title and interest he has, or may acquire, in and to the Colby Red trademark.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Trademark Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Trademark Agreement, a redacted copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1* Trademark Co-Ownership Agreement, dated October 29 2013, by and between the Company and Groom.

* Portions of exhibit deleted pursuant to request for confidential treatment. These portions have been furnished separately to the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst Inc.

By:	/s/James D. Bielenberg
James D. Bielenberg
Chief Financial Officer
Date: November 4, 2013